EXHIBIT 17

                                  FORM OF PROXY

                                                  YOUR VOTE IS IMPORTANT!

                                                    VOTE TODAY BY MAIL,
                                             TOUCH-TONE PHONE OR THE INTERNET
                                             CALL TOLL FREE 1-888-221-0697 OR
                                             LOG ON TO WWW.PROXYWEB.COM/XXXXX

     *** CONTROL NUMBER: xxx xxx xxx xxx xx ***      Please fold and detach card
                                                     at perforation before
SCUDDER LIMITED TERM TAX FREE FUND                   mailing.

PROXY             SPECIAL MEETING OF SHAREHOLDERS - JULY 13, 2000


         The undersigned hereby appoints John Millette, Kathryn L. Quirk and John R. Hebble, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of the above-referenced fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, MA 02110, on July 13, 2000, at 3:00 p.m., Eastern time, and at any adjournments thereof.

                                        PLEASE  SIGN AND RETURN  PROMPTLY IN THE
                                        ENCLOSED   ENVELOPE.   NO   POSTAGE   IS
                                        REQUIRED.

                                        Dated ____________________________,2000

                                        Please  sign  exactly  as  your  name or
                                        names   appear.   When   signing  as  an
                                        attorney,    executor,    administrator,
                                        trustee or guardian, please give your full title as such.

                  [Name]
                  [Address]

                                        _______________________________________
                                        Signature(s) of Shareholder(s)

                                           YOUR VOTE IS IMPORTANT!

                                             VOTE TODAY BY MAIL,
                                      TOUCH-TONE PHONE OR THE INTERNET

                                      CALL TOLL FREE 1-888-221-0697 OR

                                      LOG ON TO WWW.PROXYWEB.COM/xxxxx

           Please fold and detach card at perforation before mailing.

         All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE --- PROPOSALS.

                   Please vote by filling in the boxes below.

                                                 FOR all        WITHHOLD
                                                 nominees       authority to
                                                 listed         vote for all
                                                 (except as     nominees listed
                                                 noted in
                                                 space
                                                 provided)
PROPOSAL 1

To elect Trustees to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

NOMINEES:

(01) Henry P. Becton,  Jr. (02) Linda C.
Coughlin (03)  Dawn-Marie  Driscoll (04)
Edgar R.  Fiedler (05) Keith R. Fox (06)
Joan  Edelman  Spero  (07) Jean  Gleason
Stromberg   (08)  Jean  C.  Tempel  (09)
Steven Zaleznick

INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) on the line immediately below.

----------------------------------------

PROPOSAL 2                                       FOR        AGAINST      ABSTAIN

To  approve  an  Agreement  and  Plan of
Reorganization  for the Fund whereby all
or  substantially  all of the assets and
liabilities   of  the   Fund   would  be         ___           ___         ___
acquired by Scudder Medium Term Tax Free
Fund in exchange for shares of the Class
S Shares  class of Scudder  Medium  Term
Tax Free Fund. PROPOSAL 3

To    ratify    the     selection     of
PricewaterhouseCoopers LLP as the Fund's
independent  accountants for the current
fiscal year.  The proxies are authorized         ___           ___         ___
to vote in their discretion on any other
business  which may properly come before
the   meeting   and   any   adjournments
thereof.

                           PLEASE SIGN ON REVERSE SIDE